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                                                                    Exhibit 10.1


                           BOSTON FEDERAL SAVINGS BANK
                              EMPLOYMENT AGREEMENT

         This AGREEMENT ("Agreement"), originally entered into on October 24, 1995, is amended and restated, effective as of December 31, 1999, by and between Boston Federal Savings Bank (the "Bank"), a federally chartered savings institution, with its principal administrative offices at 17 New England Executive Park, Burlington, MA 01803, BostonFed Bancorp, Inc., a corporation organized under the laws of the state of Delaware, the Holding Company of the Bank (the "Holding Company") and David F. Holland ("Executive").

         WHEREAS, the Bank wishes to continue to assure itself of the services of Executive for the period provided in this Agreement; and

         WHEREAS, Executive is willing to continue to serve in the employ of the Bank and its subsidiaries on a full-time basis for the term of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES.

         During the period of Executive's employment hereunder, Executive agrees to serve as Chief Executive Officer of the Bank. Executive shall render administrative and management services to the Bank such as are customarily performed by persons in a similar executive capacity. During the term of this Agreement, Executive also agrees to serve as a director of the Bank.

2.       TERMS.

         (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first written above and shall continue for a period of thirty-six (36) full calendar months from the effective date of this Agreement, as amended and restated. Commencing on the first anniversary date of this Agreement, and continuing on each anniversary thereafter, the disinterested members of the board of directors of the Bank ("Board") may extend the Agreement an additional year such that the remaining term of the Agreement shall be three (3) years unless the Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 8 of this Agreement. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended.

         (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and other reasonable leaves of absence,
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Executive shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder, including activities and services related to the organization, operation and management of the Bank and participation in industry, community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of the Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in the Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

         (c) Notwithstanding anything herein contained to the contrary, either Executive or the Bank may terminate Executive's employment with the Bank at any time during the term of this Agreement, subject to the terms and conditions of this Agreement.

3.       COMPENSATION AND REIMBURSEMENT.

         (a) The compensation specified under this Agreement shall constitute consideration paid by the Bank in exchange for the duties described in Section 1 of this Agreement. The Bank shall pay Executive, as compensation, a salary of not less than $360,000 ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any tax-qualified retirement or welfare benefit plan or any other deferred compensation arrangement maintained by the Bank. Base Salary shall be payable in accordance with the normal payroll practices of the Bank. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; on or about the 15th day of December each year. Such review shall be conducted by the Board or by a committee of the Board delegated such responsibility by the Board. The committee or the Board may increase Executive's Base Salary at any time. Any increase in Base Salary shall thereafter become the new "Base Salary" for purposes of this Agreement.

         (b) Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, as amended and restated, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites (or any plans, arrangements or perquisites with respect to which Executive begins to participate at any time during the term of this Agreement, as amended and restated) which would adversely affect Executive's rights or benefits thereunder, without separately providing for an arrangement that ensures Executive receives or will receive the economic value that Executive would otherwise lose as a result of such adverse affect, unless such change is general in nature and applies in a nondiscriminatory manner to all employees covered by the plan, arrangement or perquisite. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive shall be entitled to participate in and receive benefits under any employee benefit plans including, but not limited to, retirement plans (such as pension, profit sharing and employee stock ownership plans), supplemental retirement plans, incentive plans, health and welfare plans and any other employee benefit plan or arrangement made available by the Bank now or in the future to full-time employees of the Bank and/or senior executives and key management employees of the Bank, subject to and on a basis consistent with the terms, conditions and overall


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administration of such plans and arrangements. Nothing paid to Executive under any such plans or arrangements will be deemed to be in lieu of other compensation and benefits to which Executive is entitled under this Agreement.

         (c) The Bank shall pay or reimburse Executive for all reasonable expenses incurred by Executive in performing his obligations under this Agreement.

4.       PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

         (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank or the Holding Company of Executive's full-time employment hereunder for any reason other than termination governed by Section 5(a) of this Agreement, or Termination for Cause, as defined in Section 7 of this Agreement, or Retirement or Disability, as defined in paragraph (f) of this Section 4 or;
(ii) Executive's resignation from the Bank's employ, upon, any (A) notice to Executive by the Bank of non-renewal of the term of this Agreement, (B) failure to re-elect or re-appoint as Chief Executive Officer of the Bank or a failure to nominate or re-elect Executive to the Board of Directors of the Bank, unless consented to by the Executive, (C) material change in Executive's function, duties, or responsibilities with the Bank, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 of this Agreement (and any such material change shall be deemed as continuing breach of this Agreement), unless consented to by Executive, (D) relocation of Executive's principal place of employment by more than 25 miles from its location at the effective date of this Agreement, unless consented to by Executive, (E) material reduction in the benefits, arrangements or perquisites to Executive which is not general in nature and applicable on a nondiscriminatory basis to all employees covered by such benefits, arrangements, or perquisites or, pursuant to Section 3(b) of this Agreement, to which Executive does not consent or for which Executive is not or will not be provided the economic benefit, (F) liquidation or dissolution of the Bank or the Holding Company, or (G) breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses
(A), (B), (C), (D), (E), (F) or (G), above, Executive shall have the right to elect to terminate employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full calendar months after the event giving rise to said right to elect.

         (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8 of this Agreement, the Bank shall be obligated to pay Executive, or, in the event of Executive's subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, the amount of the remaining payments and benefits that Executive would have earned if he had continued his employment with the Bank during the remaining unexpired term of this Agreement, based on Executive's Base Salary and the benefits provided to Executive as of the date of the Event of Termination, as set forth in Sections 3(a) and (b) of this Agreement, as the case may be, and the amount still due Executive under any paragraph of Section 3 for service rendered through the Date of Termination. Except as provided for in paragraphs (c) and (d) of Section 4, the determination of


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Executive's benefits as of the date of the Event of Termination shall be made based on (i) the value of the allocation attributable to employer contributions for the most recent plan year under any defined contribution type plan; (ii) the percentage of salary of any incentive or bonus payment for the most recently-completed fiscal year; and (iii) the employer-provided cost of any other benefit for the most recently-completed fiscal year. At the election of Executive, which election is to be made within thirty (30) days of the Date of Termination, such payments shall be made in a lump sum (without discount for early payment) or paid monthly during the remaining term of the agreement following Executive's termination. In the event that no election is made, payment to Executive will be made in a lump sum. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment. Notwithstanding anything to the contrary elsewhere in this Agreement, to the extent the Executive is entitled to continued coverage or benefit accrual under any retirement or welfare benefit plan during the remaining unexpired term of this Agreement, the amount payable under this
Section 4(b) should be adjusted to the extent necessary to avoid any duplication of such benefits.

         (c) Upon the occurrence of an Event of Termination, Executive will be entitled to receive benefits due him under or contributed by the Bank on his behalf pursuant to any retirement, incentive, profit sharing, employee stock ownership, bonus, performance, disability or other employee benefit plan or arrangement maintained by the Bank to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under the defined benefit pension plan maintained by the Bank or, if not permitted under such plan, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated.

         (d) To the extent that the Bank continues to offer any life, medical, health, disability or dental insurance plan or arrangement in which Executive participates in on the last day of his employment (each being a "Welfare Plan"), after an Event of Termination (as herein defined), Executive and his dependents shall continue participating in such Welfare Plans, subject to the same premium contributions on the part of Executive as were required immediately prior to the Event of Termination until the earlier of (i) his death (ii) his employment by another employer other than one of which he is the majority owner or (iii) the end of the remaining term of this Agreement. If the Bank does not offer the Welfare Plans (or if for any reason Executive's participation in said plans is prohibited) after the Event of Termination, then the Bank shall provide Executive with a payment equal to the actuarial value of the provision of such benefit for the period which runs until the earlier of (i) his death; (ii) his employment by another employer other than one of which he is the majority owner; or (iii) the end of the remaining term of this Agreement.

         (e) In the event that Executive is receiving monthly payments pursuant to Section 4(b) of this Agreement, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement for that year shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.


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         (f) Termination of Executive based on "Retirement" shall mean termination by written notice to the Bank from Executive specifying an exact retirement date or termination in accordance with any retirement arrangement established with Executive's written consent with respect to him. Termination of Executive based on Disability shall mean written notice to the Bank by Executive specifying an exact date as of which he is unable to perform all of the duties and responsibilities of his position. Upon termination of Executive upon Disability, Executive shall be entitled to all benefits under any disability plan of the Bank or any other plans which Executive is a party or a participant in accordance with the terms of the plan or arrangement. Executive shall be entitled to all compensation and benefits provided for in Section 3 of this Agreement through the date of his termination of employment as specified in the notice provided by him.

5.       CHANGE IN CONTROL.

         (a) For purposes of this Agreement, a "Change in Control" of the Bank or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control or presumptive change in control or acting in concert or presumptive acting in concert as set forth under the rules and regulations of the OTS, ownership by a person or a group, including a presumptive group, of at least 15% of the voting stock of the Bank or the Holding Company shall be required, and provided further that ownership of stock by a tax-qualified employee benefit plan of the Bank or the Holding Company shall not be subject to presumptions of control or acting in concert); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 25% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Bank or the Holding Company, or (B) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (or members who were nominated by the Incumbent Board), or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board (or members who were nominated by the Incumbent Board), shall be, for purposes of this clause
(B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; provided, however, that such an


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event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required regulatory approvals not including the lapse of any statutory waiting periods.

         (b) If any of the events described in Section 5(a) of this Agreement constituting a Change in Control have occurred, or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e), (f), and (g) of this Section 5 upon his termination of employment on or after the date the Change in Control occurs due to (i) Executive's dismissal at any time during the term of this Agreement, (ii) Executive's resignation for any reason within the thirty (30) day period following the date that is one-year from the date the Change in Control occurred or (iii) Executive's resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in the annual compensation or benefits or relocation of Executive's principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of Executive's Termination for Cause; provided, however, Executive may consent in writing to any such demotion, loss, reduction or relocation. The effect of any written consent of the Executive under this Section 5(b) shall be strictly limited to the terms specified in such written consent. Under no circumstances can a termination of employment during the term of this Agreement on or after the date of a Change in Control occurs be considered a termination on account of retirement or disability for purposes of determining Executive's rights to the payment of benefits provided in paragraphs
(c), (d), (e), (f), and (g) of this Section 5.

         (c) Upon Executive's entitlement to payment pursuant to Section 5(b) of this Agreement, the Bank shall pay Executive, or in the event of Executive's subsequent death, Executive's beneficiary or beneficiaries, or estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the greater of (i) Executive's average annual compensation (including compensation attributable to the exercise of stock options) for the five most recently completed taxable years of Executive or (ii) the highest annual compensation (excluding compensation attributable to the exercise of stock options) for any of the five most recently completed taxable years of Executive; provided, however, that any payment under this provision shall not exceed three (3) times Executive's average annual compensation during the five
(5) previous taxable years. In the event the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Bank or successor thereto is in capital compliance. Except as provided for in the preceding sentence, for purposes of this Section 5(c), annual compensation shall include Base Salary and any other taxable income paid by the Bank or its Subsidiaries, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, as well as pension, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified or non-tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive for such year. At the election of Executive, which election is to be made prior to or within thirty (30) days of the Date of Termination on or following a Change in Control, such payment may be made in a lump sum (without discount for early payment) on or immediately


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following the Date of Termination (which may be the date a Change in Control occurs) or paid in equal monthly installments during the thirty-six (36) months following Executive's termination. In the event that no election is made, payment to Executive will be made in a lump sum. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

         (d) Upon the occurrence of a Change in Control followed by Executive's termination of employment, Executive will be entitled to receive benefits due him under or contributed by the Bank on his behalf pursuant to any retirement, incentive, profit sharing, employee stock ownership, bonus, performance, disability or other employee benefit plan or other arrangement maintained by the Bank on Executive's behalf to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under the defined benefit pension plan maintained by the Bank or, if not permitted under such plan, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated.

         (e) Upon the occurrence of a Change in Control and Executive's termination of employment pursuant to the provisions of Section 5(b) of this Agreement in connection therewith, the Bank will cause to be continued any Welfare Plan Benefit (as described in Section 4(d) of this Agreement) substantially identical to the benefit coverage maintained by the Bank for Executive and any of his dependents covered under such plans prior to the Change in Control. Such coverage shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination. In the event Executive's or Executive's dependent's participation in any such plan or program is barred, the Bank shall arrange to provide Executive and his dependents with benefits coverage substantially similar to those which Executive and his dependents would otherwise have been entitled to receive under such plans and programs by operation of this provision or provide their economic equivalent to Executive and his dependents.

         (f) The use or provision of any membership, license, automobile use, or other perquisites shall be continued during the remaining term of the Agreement on the same financial terms and obligations as were in place immediately prior to the Change in Control. To the extent that any item referred to in this paragraph will at the end of the term of this Agreement no longer be available to Executive, Executive will have the option to purchase all rights then held by the Bank or its Subsidiaries to such item for a price equal to the then fair market value of the item.

         (g) In the event that Executive is receiving monthly payments pursuant to Section 5(c) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement for that year shall be paid in a lump sum pursuant to such section. Such election shall be irrevocable for the year for which such election is made.



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6.       CHANGE OF CONTROL RELATED PROVISIONS.

         Notwithstanding the provisions of Section 5 of this Agreement, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs or otherwise paid or provided by the Bank in connection with a Change in Control (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result, the Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G. The allocation of any reduction required with respect to the Termination Benefits provided by Section 5 shall be determined by Executive.

7.       TERMINATION FOR CAUSE.

         The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against the standards for professional competence generally prevailing for executive officers having comparable positions in the savings institution industry. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board and which such meeting shall be held not more than 30 days from the date of notice during which period Executive may be suspended with pay), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause except for compensation and benefits already vested. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any restricted stock benefit plan of the Bank or its Subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause except all benefits shall be deemed to have remained in effect if Executive is reinstated.

8.       NOTICE.

         (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances



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claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) Except as otherwise provided for in this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a reasonable dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive's Base Salary and continue to cover Executive under each Welfare Benefit Plan in which Executive participated at the time of such notice in effect when the notice giving rise to the dispute was given until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this
Section 8(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9.       POST-TERMINATION OBLIGATIONS.

         All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for two (2) full years after the earlier of the expiration of this Agreement or termination of Executive's employment with the Bank. Executive shall, upon reasonable notice, furnish such information and assistance to the Bank with regard to matters as to which he has personal knowledge and as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. The Bank shall reimburse Executive for all out-of-pocket expenses incurred and at an hourly rate equivalent to the hourly rate (based on an eight-hour work day) of his Base Salary in effect at the time of his termination from employment for any time incurred in connection with services rendered pursuant to this Section 9.

10.      NON-COMPETITION.

         (a) Upon any termination of Executive's employment hereunder pursuant to Section 4 of this Agreement, Executive agrees not to compete with the Bank for a period of one (1) year following such termination in any city, town or county in which the Executive's normal business office is located and the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise


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serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Section 4 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

         (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and its affiliates as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of Executive's employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank and its affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Section 10, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or its affiliates or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

11.      SOURCE OF PAYMENTS.

         (a) All payments provided in this Agreement shall be timely paid in cash, check or other mutually agreed upon method from the general funds of the Bank subject to Section 11(b) of this Agreement. The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

         (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement in effect between Executive and the Holding Company, such payments and benefits paid by the Bank will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Holding Company Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Holding Company and the Bank on a quarterly basis; provided, however, that except for the reduction provided by the first sentence of this Section 11(b), the Bank will be obligated to pay 100% of the amounts due Executive hereunder.

12.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.      NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

14.      MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.      REQUIRED PROVISIONS.

         (a) The Bank may terminate Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 7 hereinabove.

         (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section1818(e)(3) or (g)(1); the Bank 's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion: (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section1813(x)(1) all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his designee), the FDIC or the Resolution Trust Corporation, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section1828(k) and 12 C.F.R. Section545.121 and any rules and regulations promulgated thereunder.

16.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.      GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Delaware, unless otherwise specified herein.

19.      ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

20.      PAYMENT OF LEGAL FEES.

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, if Executive is successful pursuant to a legal judgment, arbitration or settlement.

21.      INDEMNIFICATION.

         The Bank shall provide Executive (including Executive's heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and Executive's heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which Executive may be involved by reason of Executive having been a director or officer of the Bank or its Subsidiaries (whether or not Executive continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

22.      SUCCESSOR TO THE BANK.

         The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally, to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES


         IN WITNESS WHEREOF, Boston Federal Savings Bank and BostonFed Bancorp, Inc. have caused this Agreement, as amended and restated to be executed and their seals to be affixed hereunto by their duly authorized officers and Executive has signed this Agreement, as amended and restated on March 28, 2000.


ATTEST:                              BOSTON FEDERAL SAVINGS BANK



                                     By: /s/ Richard J. Dennis, Sr.
--------------------------               --------------------------------------
Secretary                                    For the Entire Board of Directors

                  [SEAL]


WITNESS:



                                     By: /s/ David F. Holland
--------------------------               --------------------------------------
Executive


ATTEST:                              BOSTONFED BANCORP, INC.

                                     (Guarantor)



                                     By: /s/ Richard J. Dennis, Sr.
--------------------------               --------------------------------------
Secretary                                    For the Entire Board of Directors

                  [SEAL]

WITNESS:                             EXECUTIVE


                                     /s/ David F. Holland
--------------------------           ------------------------------------------
                                         David F. Holland

                             BOSTONFED BANCORP, INC.
                              EMPLOYMENT AGREEMENT

         This AGREEMENT ("Agreement"), originally entered into on October 24, 1995, is amended and restated, effective as of December 31, 1999, by and between BostonFed Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of Delaware, with its principal administrative offices at 17 New England Executive Park, Burlington, MA 01803, and David F. Holland ("Executive"). Any reference to the "Institution" in this Agreement shall mean Boston Federal Savings Bank or any successor to Boston Federal Savings Bank.

         WHEREAS, the Holding Company wishes to continue to assure itself of the services of Executive for the period provided in this Agreement; and

         WHEREAS, Executive is willing to continue to serve in the employ of the Holding Company and its subsidiaries on a full-time basis for the term of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES.

         During the period of Executive's employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Holding Company. Executive shall render administrative and management services to the Holding Company such as are customarily performed by persons in a similar executive capacity. During the term of this Agreement, Executive also agrees to serve as a director and officer of the Institution, as well as a director of the Holding Company.

2.       TERMS.

         (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first written above and shall continue for a period of thirty-six (36) full calendar months from the effective date of this Agreement, as amended and restated. Commencing on the date of execution of this Agreement, the term of this Agreement shall be extended for one day each day, so that a constant thirty-six (36) calendar month term shall remain in effect, until such time as the Board of Directors of the Holding Company (the "Board") or Executive elects not to extend the term of the Agreement by giving written notice to the other party in accordance with Section 8 of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the third anniversary of the date of such written notice.

         (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and other reasonable leaves of absence, Executive shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder, including activities and services related to the organization, operation and management of the Holding Company and its direct or indirect subsidiaries ("Subsidiaries") and participation in industry, community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of the Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in the Board's judgment, will not present any conflict of interest with the Holding Company or its Subsidiaries, or materially affect the performance of Executive's duties pursuant to this Agreement.

         (c) Notwithstanding anything herein contained to the contrary, either Executive or the Holding Company may terminate Executive's employment with the Holding Company at any time during the term of this Agreement, subject to the terms and conditions of this Agreement.

3.       COMPENSATION AND REIMBURSEMENT.

         (a) The compensation specified under this Agreement shall constitute consideration paid by the Holding Company in exchange for the duties described in Section 1 of this Agreement. The Holding Company shall pay Executive, as compensation, a salary of not less than $360,000 ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any tax-qualified retirement or welfare benefit plan or any other deferred compensation arrangement maintained by the Holding Company or its Subsidiaries. Base Salary shall be payable in accordance with the normal payroll practices of the Holding Company. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; on or about the 15th day of December each year. Such review shall be conducted by the Board or by a committee of the Board delegated such responsibility by the Board. The committee or the Board may increase Executive's Base Salary at any time. Any increase in Base Salary shall thereafter become the new "Base Salary" for purposes of this Agreement.

         (b) Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, as amended and restated, and the Holding Company and its Subsidiaries will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites (or any plans, arrangements or perquisites with respect to which Executive begins to participate at any time during the term of this Agreement, as amended and restated) which would adversely affect Executive's rights or benefits thereunder, without separately providing for an arrangement that ensures Executive receives or will receive the economic value that Executive would otherwise lose as a result of such adverse affect, unless such change is general in nature and applies in a nondiscriminatory manner to all employees covered by the plan, arrangement or perquisite. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive shall be entitled to participate in and receive benefits under any employee benefit plans including, but not limited to, retirement plans (such as pension, profit sharing and employee stock ownership plans), supplemental retirement plans, incentive plans, health and welfare plans and any other employee benefit plan or arrangement made available by the Holding Company or its Subsidiaries now or in the future to full-time employees of the Holding Company and/or senior executives and key management employees of the Holding Company or its Subsidiaries, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Executive under any such plans or arrangements will be deemed to be in lieu of other compensation and benefits to which Executive is entitled under this Agreement.

         (c) The Holding Company shall pay or reimburse Executive for all reasonable expenses incurred by Executive in performing his obligations under this Agreement.

4.       PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

         (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Holding Company of Executive's full-time employment hereunder for any reason other than termination governed by Section 5(a) of this Agreement, or Termination for Cause, as defined in Section 7 of this Agreement, or Retirement or Disability, as defined in paragraph (f) of this Section 4 or; (ii) Executive's resignation from the Holding Company's employ, upon, any (A) notice to Executive by the Holding Company of non-renewal of the term of this Agreement, (B) failure to re-elect or re-appoint Executive as President and Chief Executive Officer of the Holding Company or a failure to nominate or re-elect Executive to the Board of Directors of the Holding Company or of the Institution, unless consented to by the Executive, (C) material change in Executive's function, duties, or responsibilities with the Holding Company or its Subsidiaries, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 of this Agreement (and any such material change shall be deemed as continuing breach of this Agreement), unless consented to by Executive, (D) relocation of Executive's principal place of employment by more than 25 miles from its location at the effective date of this Agreement, unless consented to by Executive, (E) material reduction in the benefits, arrangements or perquisites to Executive which is not general in nature and applicable on a nondiscriminatory basis to all employees covered by such benefits, arrangements, or perquisites or, pursuant to Section 3(b) of this Agreement, to which Executive does not consent or for which Executive is not or will not be provided the economic benefit, (F) liquidation or dissolution of the Holding Company or the Institution, or (G) breach of this Agreement by the Holding Company. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E), (F) or
(G), above, Executive shall have the right to elect to terminate employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full calendar months after the event giving rise to said right to elect.

         (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8 of this Agreement, the Holding Company shall be obligated to pay Executive, or, in the event of Executive's subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, the amount of the remaining payments and benefits that Executive would have earned if he had continued his employment with the Holding Company during the remaining unexpired term of this Agreement, based on Executive's Base Salary and the benefits provided to Executive as of the date of the Event of Termination, as set forth in Sections 3(a) and (b) of this Agreement, as the case may be, and the amount still due Executive under any paragraph of Section 3 for service rendered through the Date of Termination. Except as provided for in paragraphs (c) and (d) of Section 4, the determination of Executive's benefits as of the date of the Event of Termination shall be made based on (i) the value of the allocation attributable to employer contributions for the most recent plan year under any defined contribution type plan; (ii) the percentage of salary of any incentive or bonus payment for the most recently-completed fiscal year; and (iii) the employer- provided cost of any other benefit for the most recently-completed fiscal year. At the election of Executive, which election is to be made within thirty (30) days of the Date of Termination, such payments shall be made in a lump sum (without discount for early payment) or paid monthly during the remaining term of the agreement following Executive's termination. In the event that no election is made, payment to Executive will be made in a lump sum. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment. Notwithstanding anything to the contrary elsewhere in this Agreement, to the extent Executive is entitled to continued coverage or benefit accrual under any retirement or welfare benefit plan during the remaining unexpired term of this Agreement, as amended and restated, the amount payable under this Section 4(b) should be adjusted to the extent necessary to avoid any duplication of such benefits.

         (c) Upon the occurrence of an Event of Termination, Executive will be entitled to receive benefits due him under or contributed by the Holding Company or its Subsidiaries on his behalf pursuant to any retirement, incentive, profit sharing, employee stock ownership, bonus, performance, disability or other employee benefit plan or arrangement maintained by the Holding Company or its Subsidiaries to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under any defined benefit pension plan maintained by the Institution or, if not permitted under such plan, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated.

         (d) To the extent that the Holding Company or its Subsidiaries continue to offer any life, medical, health, disability or dental insurance plan or arrangement in which Executive participates in on the last day of his employment (each being a "Welfare Plan"), after an Event of Termination (as herein defined), Executive and his dependents shall continue participating in such Welfare Plans, subject to the same premium contributions on the part of Executive as were required immediately prior to the Event of Termination until the earlier of (i) his death (ii) his employment by another employer other than one of which he is the majority owner or (iii) the end of the remaining term of this Agreement. If the Holding Company or its Subsidiaries does not offer the Welfare Plans (or if for any reason Executive's participation in said plans is prohibited) after the Event of Termination, then the Holding Company shall provide Executive with a payment equal to the actuarial value of the provision of such benefit for the period which runs until the earlier of (i) his death;
(ii) his employment by another employer other than one of which he is the majority owner; or (iii) the end of the remaining term of this Agreement.

         (e) In the event that Executive is receiving monthly payments pursuant to Section 4(b) of this Agreement, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement for that year shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

         (f) Termination of Executive based on "Retirement" shall mean termination by written notice to the Holding Company or its Subsidiaries from Executive specifying an exact retirement date or termination in accordance with any retirement arrangement established with Executive's written consent with respect to him. Termination of Executive based on Disability shall mean written notice to the Holding Company or its Subsidiaries by Executive specifying an exact date as of which he is unable to perform all of the duties and responsibilities of his position. Upon termination of Executive upon Disability, Executive shall be entitled to all benefits under any disability plan of the Holding Company or its Subsidiaries or any other plans which Executive is a party or a participant in accordance with the terms of the plan or arrangement. Executive shall be entitled to all compensation and benefits provided for in
Section 3 of this Agreement through the date of his termination of employment as specified in the notice provided by him.

5.       CHANGE IN CONTROL.

         (a) For purposes of this Agreement, a "Change in Control" of the Holding Company or the Institution shall mean an event of a nature that; (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Institution or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution or the Holding Company representing 20% or more of the Institution's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries; or (B) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (or members who were nominated by the Incumbent Board), or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members (or members who were nominated by the Incumbent Board), shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or the Holding Company or similar transaction occurs or is effectuated in which the

Institution or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods; or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Institution with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Institution or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Institution or Holding Company then outstanding.

         (b) If any of the events described in Section 5(a) of this Agreement constituting a Change in Control have occurred, or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e), (f), and (g) of this Section 5 upon his termination of employment on or after the date the Change in Control occurs due to (i) Executive's dismissal at any time during the term of this Agreement, (ii) Executive's resignation for any reason within the thirty (30) day period following the date that is one-year from the date the Change in Control occurred or (iii) Executive's resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in the annual compensation or benefits or relocation of Executive's principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of Executive's Termination for Cause; provided, however, Executive may consent in writing to any such demotion, loss, reduction or relocation. The effect of any written consent of the Executive under this Section 5(b) shall be strictly limited to the terms specified in such written consent. Under no circumstances can a termination of employment during the term of this Agreement on or after the date of a Change in Control occurs be considered a termination on account of retirement or disability for purposes of determining Executive's rights to the payment of benefits provided in paragraphs
(c), (d), (e), (f), and (g) of this Section 5.

         (c) Upon Executive's entitlement to payment pursuant to Section 5(b) of this Agreement, the Holding Company shall pay Executive, or in the event of Executive's subsequent death, Executive's beneficiary or beneficiaries, or estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: (1) the payments that would have been due pursuant to Section 3 of this Agreement for the remaining term of the Agreement; or (2) three (3) times the greater of (i) Executive's average annual compensation (including compensation attributable to the exercise of stock options) for the five most recently completed taxable years of Executive or (ii) the highest annual compensation (excluding compensation attributable to the exercise of stock options) for any of the five most recently completed taxable years of Executive. Except as provided for in the preceding sentence, for purposes of this Section 5(c), annual compensation shall include Base Salary and any other taxable income paid by the Holding Company or its Subsidiaries, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, as well as pension, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified or non-tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive for such year. At the election of Executive, which election is to be made prior to or within thirty (30) days of the Date of Termination on or following a Change in Control, such payment may be made in a lump sum (without discount for early payment) on or immediately following the Date of Termination (which may be the date a Change in Control occurs) or paid in equal monthly installments during the thirty-six (36) months following Executive's termination. In the event that no election is made, payment to Executive will be made in a lump sum. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

         (d) Upon the occurrence of a Change in Control followed by Executive's termination of employment, Executive will be entitled to receive benefits due him under or contributed by the Holding Company or its Subsidiaries on his behalf pursuant to any retirement, incentive, profit sharing, employee stock ownership, bonus, performance, disability or other employee benefit plan or other arrangement maintained by the Institution or the Holding Company on Executive's behalf to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under any defined benefit pension plan maintained by the Institution or, if not permitted under such plan, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated.

         (e) Upon the occurrence of a Change in Control and Executive's termination of employment pursuant to the provisions of Section 5(b) of this Agreement in connection therewith, the Holding Company will cause to be continued any welfare Plan benefit (as described in Section 4(d) of this Agreement) substantially identical to the benefit coverage maintained by the Holding Company or its Subsidiaries for Executive and any of his dependents covered under such plans prior to the Change in Control. Such coverage shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination. In the event Executive's or Executive's dependent's participation in any such plan or program is barred, the Holding Company shall arrange to provide Executive and his dependents with benefits coverage substantially similar to those which Executive and his dependents would otherwise have been entitled to receive under such plans and programs by operation of this provision or provide their economic equivalent to executive and his dependents.

         (f) The use or provision of any membership, license, automobile use, or other perquisites shall be continued during the remaining term of the Agreement on the same financial terms and obligations as were in place immediately prior to the Change in Control. To the extent that any item referred to in this paragraph will at the end of the term of this Agreement no longer be available to Executive, Executive will have the option to purchase all rights then held by the Holding Company or its Subsidiaries to such item for a price equal to the then fair market value of the item.

         (g) In the event that Executive is receiving monthly payments pursuant to Section 5(c) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement for that year shall be paid in a lump sum pursuant to such section. Such election shall be irrevocable for the year for which such election is made.

6.       CHANGE OF CONTROL RELATED PROVISIONS.

         (a) Notwithstanding the preceding provisions of Section 5 of this Agreement, for any taxable year in which Executive shall be liable for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any successor provision thereto), with respect to any payment in the nature of the compensation made by the Holding Company or its Subsidiaries to (or for the benefit of) Executive pursuant to this Agreement or otherwise, the Holding Company (or any successor thereto) shall pay to Executive an amount determined under the following formula:


         An amount equal to:  (E x P) + X

WHERE:

         X  =                      E x P
                  --------------------------------------------------------------
                  1 - [(FI x (1 - SLI)) + SLI + E + M]
and

         E        =        the rate at which the excise tax is assessed under
                           Section 4999 of the Code;

         P        =        the amount with respect to which such excise tax is
                           assessed, determined without regard to this Section
                           6;

         FI       =        the highest marginal rate of federal income,
                           employment, and other taxes (other than taxes imposed under Section 4999 of the Code) applicable to Executive for the taxable year in question with respect to such payment (including any effective increase in Executive's tax rate attributable to the resultant disallowance of any deduction or the phase-out of any personal exemption or similar items);

         SLI      =        the sum of the highest marginal rates of income and
                           payroll tax applicable to Executive under applicable state and local laws for the taxable year in question
                           (including any effective increase in Executive's tax rate attributable to the resultant disallowance of any deduction or the phase-out of any personal exemption or similar items);

         M        =        highest marginal rate of Medicare tax; and

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Section 6 or otherwise and on which an excise tax under Section 4999 of the Code may or will be assessed, the payment determined under this Section 6 shall be made to Executive on the earliest of (i) the date the Holding Company is required to withhold such tax,
(ii) the date the tax is required to be paid by Executive, or (iii) at the time of termination resulting from the Change in Control. It is the intention of the parties that the Holding Company provide Executive with a full tax gross-up under the provisions of this Section 6, so that on a net after-tax basis, the result to Executive shall be the same as if the excise tax under Section 4999 (or any successor provisions) of the Code had not been imposed. The tax gross-up may be adjusted, as appropriate, if alternative minimum tax rules are applicable to Executive.

         (b) Notwithstanding the foregoing, if its is (i) initially determined by the Holding Company's tax advisors that no excise tax under Section 4999 of the Code is due with respect to any payment or benefit described in the first paragraph of Section 6(a) and thereafter it is determined in a final judicial determination or administrative settlement that the Section 4999 excise tax is due with respect to such payments or benefits or subsequently determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excise tax under Section 4999 of the Code is due or that the excess parachute payment as defined in Section 4999 of the Code is more than the amount determined as "P", above (such revised determination under (i) or (ii) above thereafter being referred to as the "Determinative Excess Parachute Payment"), then the tax advisors of the Holding Company (or any successor thereto) shall determine the amount (the "Adjustment Amount"), the Holding Company (or any successor thereto) must pay to Executive, in order to put Executive in the same position as Executive would have been if the amount determined as "P" above had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the tax advisors shall take into account any and all taxes (including any penalties and interest) paid or payable by Executive in connection with such final judicial determination or final administrative settlement As soon as practicable after the Adjustment Amount has been so determined, the Holding Company shall pay the Adjustment Amount to Executive.

         (c) The Holding Company (or its successor) shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, reasonable accountant's fees, interest, fines and penalties of any kind) which Executive incurs as a result of any administrative or judicial review of Executive's liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of Executive's liability for the Section 4999 excise tax or otherwise relating to the classification for purposes of
Section 280G of the Code of any payment or benefit in the nature of compensation made or provided to Executive by the Holding Company or any successor thereto. Executive shall promptly notify the Holding Company in writing whenever Executive receives notice of the commencement of any judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Supplemental Agreement is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the reporting of Executive's liability under Section 4999). The Holding Company (or its successor) may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this contract) and Executive shall cooperate fully with the Holding Company in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Holding Company (or its successor) may have in connection therewith without prior consent to the Holding Company (or its successor). In the event that the Holding Company (or any successor thereto) elects not to assume control over such matters, the Holding Company (or any successor thereto) shall promptly reimburse Executive for all expenses related thereto as and when incurred upon presentation of appropriate documentation relating thereto.

         (d) The preceding provisions of this Section 6 shall apply only in the event Executive's "parachute payments" (as such term is used for purposes of Section 280G of the Code) exceed the amount equal to three times Executive's "base amount" (as such term is used for purposes of Section 280G of the Code) by more than five percent. If the preceding provisions of this Section 6 shall not apply by operation of the preceding sentence and if

                  (i) the aggregate payments or benefits to be made or afforded to Executive, which are deemed to be parachute payments (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code; and

                  (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G of the Code and the Non-Triggering Amount less the product of the marginal rate of any applicable state and federal income tax (P, FI, SLI, and M, as defined in paragraph (a) of this Section 6) and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus (i) the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code and further minus (ii) the product of the Termination Benefits and the marginal rate of any applicable state and federal income tax (as determined above including E, as defined in paragraph
                           (a) of this Section 6),

then the Termination Benefits shall be reduced to the Non-Triggering Amount and the allocation of the reduction required hereby among the Termination Benefits shall be determined by Executive.

7.       TERMINATION FOR CAUSE.

         The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against the standards for professional competence generally prevailing for executive officers having comparable positions in the savings institution industry. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board and which such meeting shall be held not more than 30 days from the date of notice during which period Executive may be suspended with pay), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause except for compensation and benefits already vested. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any restricted stock benefit plan of the Holding Company or its Subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause except all benefits shall be deemed to have remained in effect if Executive is reinstated.

8.       NOTICE.

         (a) Any purported termination by the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) Except as otherwise provided for in this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a reasonable dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Holding Company will continue to pay Executive's Base Salary and continue to cover Executive under each Welfare Benefit Plan in which Executive participated at the time of such notice in effect when the notice giving rise to the dispute was given until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 8(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9.       POST-TERMINATION OBLIGATIONS.

         All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for two (2) full years after the earlier of the expiration of this Agreement or termination of Executive's employment with the Holding Company. Executive shall, upon reasonable notice, furnish such information and assistance to the Holding Company with regard to matters as to which he has personal knowledge and as may reasonably be required by the Holding Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. The Holding Company shall reimburse Executive for all out-of-pocket expenses incurred and at an hourly rate equivalent to the hourly rate (based on an eight-hour work day) of his Base Salary in effect at the time of his termination from employment for any time incurred in connection with services rendered pursuant to this Section 9.

10.      NON-COMPETITION.

         (a) Upon any termination of Executive's employment hereunder pursuant to Section 4 of this Agreement, Executive agrees not to compete with the Holding Company or its Subsidiaries for a period of one (1) year following such termination in any city, town or county in which the Executive's normal business office is located and the Holding Company or any of its Subsidiaries has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Holding Company or its Subsidiaries. The parties hereto, recognizing that irreparable injury will result to the Holding Company or its Subsidiaries, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Holding Company or its Subsidiaries, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Section 4 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Holding Company or its Subsidiaries, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Holding Company or its Subsidiaries from pursuing any other remedies available to the Holding

Company or its Subsidiaries for such breach or threatened breach, including the recovery of damages from Executive.

         (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Holding Company and its Subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Holding Company and its Subsidiaries. Executive will not, during or after the term of Executive's employment, disclose any knowledge of the past, present, planned or considered business activities of the Holding Company and its Subsidiaries thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Holding Company. In the event of a breach or threatened breach by the Executive of the provisions of this Section 10, the Holding Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Holding Company or its Subsidiaries or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Holding Company from pursuing any other remedies available to the Holding Company for such breach or threatened breach, including the recovery of damages from Executive.

11.      SOURCE OF PAYMENTS.

         (a) All payments provided in this Agreement shall be timely paid in cash, check or other mutually agreed upon method from the general funds of the Holding Company subject to Section 11(b) of this Agreement.

         (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement in effect between Executive and the Institution, such payments and benefits paid by the Institution will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Institution Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Holding Company and the Institution on a quarterly basis; provided, however, that except for the reduction provided by the first sentence of this Section 11(b), the Holding Company will be obligated to pay 100% of the amounts due Executive hereunder.

12.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Holding Company or any predecessor of the Holding Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this

Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.      NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Holding Company and their respective successors and assigns.

14.      MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.      GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Delaware, unless otherwise specified herein.

18.      ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Association, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

19.      PAYMENT OF LEGAL FEES.

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company, if Executive is successful pursuant to a legal judgment, arbitration or settlement.

20.      INDEMNIFICATION.

         The Holding Company shall provide Executive (including Executive's heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and Executive's heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which Executive may be involved by reason of Executive having been a director or officer of the Holding Company or its Subsidiaries (whether or not Executive continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

21.      SUCCESSOR TO THE HOLDING COMPANY.

         The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES


         IN WITNESS WHEREOF, BostonFed Bancorp, Inc. has caused this Agreement, as amended and restated to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Agreement, on March 28, 2000.


ATTEST:                               BOSTONFED BANCORP, INC.



                                      By: /s/ Richard J. Dennis, Sr.
--------------------------               --------------------------------------
Secretary                                     For the Entire Board of Directors


                  [SEAL]


WITNESS:                              EXECUTIVE



                                      By: /s/ David F. Holland
--------------------------               --------------------------------------
Executive                                     David F. Holland